EXHIBIT 21.1

SUBSIDIARIES

Modiv Operating Partnership, LP, a Delaware limited partnership

Modiv, LLC, a Delaware limited liability company

Rich Uncles NNN REIT Operator, LLC, a Delaware LLC

Modiv TRS, LLC, a Delaware LLC

Modiv Advisors, LLC, a Delaware LLC

Modiv Venture Fund, LLC, a Delaware LLC

Modiv Divisibles, LLC, a Delaware LLC

REITless Opportunity Zone Strategies, LLC, a Delaware LLC

Modiv Acquisition Corp.

RU Accredo Orlando FL, LLC

RU Dollar General OHPAME6, LLC

RU Dana Cedar Park TX, LLC

RU NG Melbourne FL, LLC

RU Harley Bedford TX, LLC

RU EXP Maitland FL, LLC

RU WS Summerlin NV, LLC

RU Wyndham Summerlin NV, LLC

RU Omnicare Richmond VA, LLC

RU 9655 Reading Road Cincinnati OH, LLC

RU Martin Santa Clara, CA LLC

RU 8825 Statesville Road Charlotte NC, LLC

RU 6877-6971 West Frye Road Chandler AZ, LLC

RU Fairview Drive DeKalb IL, LLC

RU Elm Hill Pike Nashville TN LLC

RU NG Parcel Melbourne FL, LLC

RU Amberton Parkway Dallas TX, LLC

RU Windsor IV Richmond VA, LLC

RU SE 51st Street Issaquah WA, LLC

RU South Avenue Yuma AZ, LLC

RU Levins Sacramento, LLC

RU Dollar General Bakersfield, LLC

RU PMI San Carlos, LLC

RU Eco Thrift Sacramento, LLC

RU GSA Vacaville, LLC

RU Pre K San Antonio, LLC

RU Dollar Tree Morrow GA, LLC

RU WAG Santa Maria, LLC

Modiv Roseville, LLC

Modiv San Jose, LLC

RU ITW Sky Park LLC

RU Gap Rocklin, LLC

RU Dollar General Big Spring, LLC

RU Sutter Rancho Cordova, LLC

RU L3 Carlsbad, LLC

RU Rainbow Blvd Las Vegas NV, LLC